                                  (Page 1 of 7)
-------------------------- ------------------------------------- ----------------------- ------------------------------------------
Note Number                Name(s) of Agent(s):       UBS        Agents' Commission      PUBLIC SERVICE COMPANY OF NORTH

  R-1                      Warburg LLC                           $937,500.00             CAROLINA, INCORPORATED
                            Banc of America Securities LLC
                                                                                         ------------------------------------------
-------------------------- ---------------- -------------------- ------------------------------------------------- ------------
Principal Amount           Trade Date       Original Issue Date  Interest Rate (Or Yield to Maturity For Original Issue    CUSIP
$150,000,000               February 12,     February 16, 2001    Discount Notes)                                        74451P AA1
                           2001                                  6.625%
-------------------------- ---------------- ------------ ----------------- ------------------------------------------------
Maturity Date              Account No.      Ticket No.   Issue Price       Taxpayer's I.D. or Soc. Sec. No.      Transferred
February 15, 2011          N/A              N/A          99.546%                                 *               N/A
========================== ================ ============ ================= ===================================== ================
Name and Address of Registered Owner                                                       MEDIUM TERM NOTE CONFIRMATION
                                                                                              TRUSTEE AND PAYING AGENT
                               CEDE & CO.                                                    First Union National Bank
                            7 Hanover Square                                           1525 West W.T. Harris Boulevard, #3C3
                        New York, New York 10004                                          Charlotte, North Carolina 28288
---------------------- ------------------------ ----------------------------------------------------------- -----------------------
    CUSTOMER COPY      Retain for Tax Purposes  The Time of the Transaction Will Be Published Upon Written  Please Sign and Return
                                                Request of the Customer                                     Enclosed Receipt
---------------------- ------------------------ ----------------------------------------------------------- -----------------------

         UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED HOLDER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
         THIS SECURITY IS IN GLOBAL FORM WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN CERTIFICATED FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY OR BY THE DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY.
     REGISTERED                        PRINCIPAL AMOUNT:    $150,000,000
     No.:                                R-1                      CUSIP:
     74451P AA1

             PUBLIC SERVICE COMPANY OF NORTH CAROLINA, INCORPORATED
                                MEDIUM-TERM NOTE
             Due From Nine Months to Thirty Years From Date of Issue

     ISSUE PRICE:    99.546%                      INTEREST (check one):

     ORIGINAL ISSUE DATE:    February 16, 2001 [ ]     FIXED RATE NOTE
                                                       If this box is checked,
                                                       the  Interest  Rate on
                                                       this Note
     MATURITY DATE:    February 15, 2011               shall be 6.625%.

     REDEMPTION (check one):                   [ ]     FLOATING RATE NOTE
                                                       If this box is checked,
                                                       the  Initial  Interest
Rate on this
         [ ] No.  This Note is not subject to redemption.   Note shall be %.

         [ ] Yes. This Note is subject to redemption at any time, in whole or ADDITIONAL PROVISIONS: (applicable only to Floating
Rate Notes)

 in part, upon notice as herein provided, at a redemption price
 equal to the sum of (i) the principal amount of the portion of this   INDEX MATURITY:            N/A
 Note being redeemed, plus accrued interest hereon to the              BASE RATE:                 N/A
 redemption date, and (ii) the Make-Whole Amount (as defined           SPREAD (PLUS OR MINUS):    N/A
 herein), if any, with respect to the portion of this Note being       SPREAD MULTIPLIER:         N/A
 redeemed.                                                             INTEREST RESET PERIOD:     N/A
                                                                       SPREAD MULTIPLIER:         N/A
REGULAR RECORD DATES:      February 1 and August 1                     INTEREST RESET DATES:      N/A
                                                                       MAXIMUM INTEREST RATE:     N/A
INTEREST PAYMENT DATES:    February 15 and August 15, commencing       MINIMUM INTEREST RATE:     N/A
                           August 15, 2001                             INTEREST PAYMENT PERIOD:   N/A
                                                                       DESIGNATED LIBOR CURRENCY: N/A
                                                                       DESIGNATED LIBOR PAGE:     N/A

         PUBLIC SERVICE COMPANY OF NORTH CAROLINA, INCORPORATED, a corporation duly organized and existing under the laws of the State of South Carolina (herein referred to as the "Company"), for value received, hereby promises to pay Cede & Co., or registered assigns, the principal sum of One Hundred Fifty Million Dollars ($150,000,000.00) on the "Maturity Date" shown above and to pay interest thereon as hereinafter described.
         REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS NOTE SET FORTH ON THE SUBSEQUENT PAGES HEREOF, AND SUCH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS THOUGH FULLY SET FORTH IN THIS PLACE.
         This Note shall not become valid or obligatory for any purpose unless and until this Note has been authenticated by First Union National Bank, or its successor, as Trustee.
         IN WITNESS WHEREOF, the Company has caused this Note to be executed under its corporate seal.

Dated:    February 16, 2001           PUBLIC SERVICE COMPANY OF NORTH CAROLINA,
                                         INCORPORATED

         CERTIFICATE OF AUTHENTICATION                                 By:
-----------------------------------------------------------------------
                                                            Authorized Officer

This is one of the Securities of the series designated therein referred to in the within mentioned Indenture.

FIRST UNION NATIONAL BANK, as Trustee                                  Attest:
---------------------------------------------------------------------
                                                             Secretary
By:
      ----------------------------------------------
                     Authorized Signatory                [CORPORATE SEAL]

             PUBLIC SERVICE COMPANY OF NORTH CAROLINA, INCORPORATED
                                MEDIUM-TERM NOTES


1. This is one of a duly authorized issue of debentures, notes or other evidences of indebtedness of the Company (herein called the "Securities"), of a series hereinafter specified as issued and to be issued under an Indenture dated as of January 1, 1996 (herein called the "Indenture") between the Company, successor by reason of merger to Public Service Company of North Carolina, Incorporated, a North Carolina corporation, and First Union National Bank, formerly First Union National Bank of North Carolina, as trustee (herein called the "Trustee", which term includes any successor Trustee under the Indenture), to which Indenture and Resolutions of the Board of Directors of the Company adopted or indentures supplemental thereto reference is hereby made for a statement of the respective rights thereunder of the Company, the Trustee and the Holders of the Securities, and the terms upon which the Securities are, and are to be, authenticated and delivered. The Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest at different rates, may be subject to different redemption provisions (if any), may be subject to different sinking, purchase or analogous funds (if any), may be subject to different covenants and Events of Default, and may otherwise vary as in the Indenture provided. This Note is one of a series of Securities of the Company designated as its Medium-Term Notes (herein called the "Notes"). The Notes of this series may be issued at various times with different maturity dates and different principal repayment provisions, may bear interest at different rates, may be payable in different currencies and may otherwise vary, all as provided in the Indenture.

2. A. Unless otherwise specified on the face hereof, the Regular Record Date with respect to any Interest Payment Date (as defined below) shall be, with respect to Fixed Rate Notes, March 15 and September 15 (for Interest Payment Dates of April 1 and October 1, respectively) and, with respect to Floating Rate Notes, the date 15 calendar days immediately preceding such Interest Payment Date, whether or not such date shall be a Business Day. Interest which is payable, and is punctually paid or duly provided for on each Interest Payment Date specified above will be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date next preceding such Interest Payment Date; provided, however, that interest payable at Maturity or upon earlier redemption or repayment shall be paid to the Person to whom the principal hereof is payable. Notwithstanding the foregoing, if this Note is issued between a Regular Record Date and an Interest Payment Date or on such Interest Payment Date, the interest so payable for the period from the Original Issue Date to such Interest Payment Date shall be paid on the next succeeding Interest Payment Date to the Registered Holder hereof on the related Regular Record Date. Any payment of principal (premium, if any) or interest required to be made on this Note on a day that is not a Business Day need not be made on such day, but may be made on the next succeeding Business Day with the same force and effect as if made on such day, and no additional interest shall accrue as a result of such delayed payment; provided, however, that with respect to an Interest Payment Date on any LIBOR Note, if such Business Day is in the next succeeding calendar month, such Interest Payment Date shall be the immediately preceding Business Day. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Registered Holder hereof on such Regular Record Date and may be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Notes not less than ten calendar days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, as more fully described in said Indenture. For purposes of this Note, "Business Day" means any day, other than a Saturday or Sunday, that is not a day on which banking institutions in Washington, DC, or in New York, New York are authorized or obligated by law or executive order to be closed and with respect to LIBOR Notes, is a London Banking Day. "London Banking Day" means any day on which dealings in deposits in United States dollars are transacted in the London interbank market. In connection with any calculations of the rate of interest on this Note, all percentages will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point being rounded upwards.

         B. If this is a Fixed Rate Note, the Company promises to pay interest on the principal amount shown on the face hereof at the rate per annum shown on the face hereof until such principal amount is paid or made available for payment. Unless otherwise provided on the face hereof, the Company will pay interest semi-annually in arrears on each April 1 and October 1 (each an "Interest Payment Date"), and at Maturity or upon earlier redemption or repayment. Interest will accrue from and including the most recent Interest Payment Date or, if no interest has been paid or duly provided for, from and including the Original Issue Date shown on the face hereof, to, but excluding, the Interest Payment Date. The amount of such interest payable on any Interest Payment Date shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

         C. If this is a Floating Rate Note, the Company promises to pay interest on the principal amount at the rate per annum equal to the Initial Interest Rate shown on the face hereof until the first Interest Reset Date shown on the face hereof following the Original Issue Date specified on the face hereof and thereafter at a rate determined in accordance with the provisions below under the heading "Determination of Commercial Paper Rate", "Determination of LIBOR" or "Determination of Treasury Rate" (depending upon whether the Base Rate specified on the face hereof is Commercial Paper Rate, LIBOR or Treasury Rate, respectively), until the principal hereof is paid or duly made available for payment. The Company will pay interest monthly, quarterly, semi-annually or annually as specified on the face hereof under the "Interest Payment Period", commencing with the first Interest Payment Date specified on the face hereof next succeeding the Original Issue Date, and at Maturity. Unless otherwise provided on the face hereof, the dates on which interest will be payable (each an "Interest Payment Date") will be, in the case of Floating Rate Notes with a monthly Interest Payment Period, the third Wednesday of each month; in the case of Floating Rate Notes with a quarterly Interest Payment Period, the third Wednesday of March, June, September and December; in the case of Floating Rate Notes with a semi-annual Interest Payment Period, the third Wednesday of the two months specified on the face hereof; and in the case of Floating Rate Notes with an annual Interest Payment Period, the third Wednesday of the month specified on the face hereof.

         The interest payable on a Floating Rate Note on each Interest Payment Date will include accrued interest from and including the Original Issue Date or from but excluding the last date in respect of which interest has been paid, as the case may be, to, but excluding, such Interest Payment Date or Maturity Date; provided, however, that if the Interest Reset Period is daily or weekly, the interest payable on each Interest Payment Date, other than at Maturity, will include accrued interest from and including the Original Issue Date or from but excluding the last date in respect of which interest has been paid, as the case may be, to, and including, the day immediately preceding such Interest Payment Date, and the interest payable at Maturity will include accrued interest from and including the Original Issue Date or from but excluding the last date in respect of which interest has been paid, as the case may be, to, but excluding, the Maturity Date. Such accrued interest will be calculated by multiplying the principal amount hereof by an accrued interest factor. The accrued interest factor shall be computed by adding the interest factors calculated for each day in the period for which accrued interest is being calculated. The interest factor for each such day is computed by dividing the interest rate applicable to such day by 360, if the Base Rate specified on the face hereof is the Commercial Paper Rate or LIBOR, or by the actual number of days in the year, if the Base Rate specified on the face hereof is the Treasury Rate. The interest rate in effect on each day will be (a) if such day is an Interest Reset Date, the interest rate with respect to the Interest Determination Date with respect to such Interest Reset Date or (b) if such day is not an Interest Reset Date, the interest rate with respect to the Interest Determination Date pertaining to the next preceding Interest Reset Date; provided, however, that the interest rate in effect from the Original Issue Date to the first Interest Reset Date will be the Initial Interest Rate.

         Notwithstanding the foregoing, if this is a Floating Rate Note, the interest rate hereon shall not be greater than the Maximum Interest Rate, if any, or less than the Minimum Interest Rate, if any, shown on the face hereof. In addition, the interest rate hereon in no event shall be higher than the maximum rate, if any, permitted by applicable law, including United States law of general application. The Maximum Interest Rate and Minimum Interest Rate, if any, specified on the face hereof are, in each case, expressed as a rate per annum on a simple interest basis.

         If this is a Floating Rate Note, the interest rate on this Note will be reset daily, weekly, monthly, quarterly, semi-annually, annually or such other period as specified on the face hereof (such period being the "Interest Reset Period" specified on the face hereof). Unless otherwise specified on the face hereof, the "Interest Reset Dates" will be, if the Interest Reset Period is daily, each Business Day; if the Interest Reset Period is weekly, Wednesday of each week, except that if the Base Rate specified on the face hereof is the Treasury Rate, Tuesday of each week; if the Interest Reset Period is monthly, the third Wednesday of each month; if the Interest Reset Period is quarterly, the third Wednesday of March, June, September and December of each year; if the Interest Reset Period is semi-annually, the third Wednesday of the two months specified on the face hereof; if the Interest Reset Period is annually, the third Wednesday of the month of each year specified on the face hereof; and if the Interest Reset Date is other than the forgoing, the day of the week and month or months specified on the face hereof; provided, however, that if any Interest Reset Date otherwise would be a day that is not a Business Day, such Interest Reset Date shall be postponed to the next day that is a Business Day, except that (i) if the Base Rate specified on the face hereof is LIBOR and such Business Day is in the next succeeding calendar month, such Interest Reset Date shall be the immediately preceding Business Day, or (ii) if the Base Rate specified on the face hereof is Treasury Rate and the Interest Reset Date falls on a date which is an auction date (as described in the next succeeding paragraph), the Interest Reset Date shall be the next Business Day.

         The Interest Determination Date pertaining to an Interest Reset Date will be, if the Base Rate specified on the face hereof is Commercial Paper Rate, the second Business Day next preceding such Interest Reset Date. The Interest Determination Date pertaining to an Interest Reset Date will be, if the Base Rate specified on the face hereof is LIBOR, the second London Banking Day next preceding such Interest Reset Date. The Interest Determination Date pertaining to an Interest Reset Date will be, if the Base Rate specified on the face hereof is the Treasury Rate, the day of the week in which such Interest Reset Date falls on which Treasury Bills (as defined below) of the Index Maturity specified on the face hereof are auctioned. Treasury Bills are normally sold at auction on Monday of each week, unless that day is a legal holiday in which case the auction is normally held on the following Tuesday, except that such auction may be held on the preceding Friday. If, as a result of a legal holiday, an auction is so held on the preceding Friday, such Friday will be the Interest Determination Date pertaining to the Interest Reset Date occurring in the next succeeding week.

         Subject to applicable provisions of law and except as specified herein, on each Interest Reset Date the rate of interest hereon, if this is a Floating Rate Note, shall be the rate determined in accordance with the provisions of the applicable heading below.

         Determination of Commercial Paper Rate.

         If the Base Rate specified on the face hereof is the Commercial Paper Rate, the interest rate for any Interest Determination Date shall equal (a) the Money Market Yield (as defined below) on such Interest Determination Date of the rate for commercial paper having the Index Maturity specified on the face hereof
(1) as published by the Board of Governors of the Federal Reserve System in the publication entitled "Statistical Release H.15(519), Selected Interest Rates" or any successor publication ("H.15(519)"), under the heading "Commercial Paper - Nonfinancial," or (2) if such rate is not published by 3:00 p.m., New York City time, on the Calculation Date (defined below) pertaining to such Interest Determination Date, then as published in the daily update of H.15(519) (available through the world wide web site of the Board of Governors of the Federal Reserve System at http://www.bog.frb.fed.us/releases/h15/update, or any successor site or publication) ("H.15 Daily Update") under the heading "Commercial Paper - Non-Financial", or any successor heading or (b) if such rate is not published in either H.15(519) or H.15 Daily Update by 3:00 p.m., New York City time, on the Calculation Date pertaining to such Interest Determination Date, the Money Market Yield of the average as calculated by the Calculation Agent (defined below) of the offered rates as of 11:00 a.m., New York City time, on such Interest Determination Date, of three leading dealers of commercial paper in New York, New York selected by the Calculation Agent (after consultation with the Company) for commercial paper placed for nonfinancial issuers whose bond rating is "AA" or the equivalent, from a nationally recognized statistical rating agency, having the Index Maturity specified on the face hereof, in each of the above cases adjusted by the addition or subtraction of the Spread, if any, specified on the face hereof, or by multiplication by the Spread Multiplier, if any, specified on the face hereof; provided, however, that if the dealers selected as aforesaid by the Calculation Agent are not quoting offered rates as mentioned in this sentence, the interest rate for such Interest Determination Date shall equal the interest rate then in effect on such Interest Determination Date.

         "Money Market Yield" means a yield (expressed as a percentage) calculated in accordance with the following formula:

         Money Market Yield   =      D x 360       x 100
                                   ---------------
                                   360 - (D x M)

where "D" refers to the applicable per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal, and "M" refers to the actual number of days in the Index Maturity specified on the face hereof.




         Determination of LIBOR.

         If the Base Rate specified on the face hereof is (i) LIBOR Reuters, the interest rate for any Interest Determination Date shall equal the average as calculated by the Calculation Agent of the offered rates for deposits in the Designated LIBOR Currency (as defined below) having the Index Maturity specified on the face hereof, beginning on the second London Banking Day immediately following such Interest Determination Date, that appear on the Designated LIBOR Page (as defined below) as of 11:00 a.m., London time, on such Interest Determination Date, if at least two such offered rates appear on the Designated LIBOR Page, or (ii) LIBOR Telerate, the interest rate for any Interest Determination Date shall equal the rate for deposits in the Designated LIBOR Currency having the Index Maturity specified on the face hereof, beginning on the second London Banking Day immediately following such Interest Determination Date, that appears on the Designated LIBOR Page as of 11:00 a.m., London time, on such Interest Determination Date or (iii) if fewer than two such offered rates shall appear, or if no rate appears, as applicable, LIBOR in respect of such Interest Determination Date will be determined pursuant to the following paragraph, in any of such cases, adjusted by the addition or subtraction of the Spread, if any, specified on the face hereof, or by multiplication by the Spread Multiplier, if any, specified on the face hereof.

         With respect to an Interest Determination Date on which fewer than two offered rates appear on the Designated LIBOR Page, or on which no rate appears on the Designated LIBOR Page, as applicable, LIBOR will be determined on the basis of the rates at which deposits in the Designated LIBOR Currency having the Index Maturity specified on the face hereof, are offered at approximately 11:00 a.m., London time, on such Interest Determination Date to prime banks in the London interbank market by four major banks ("Reference Banks") in the London interbank market selected by the Calculation Agent (after consultation with the Company) commencing on the second London Banking Day immediately following such Interest Determination Date and in a principal amount that is representative for a single transaction in such Designated LIBOR Currency in such market at such time. The Calculation Agent will request the principal London office of each of the Reference Banks to provide a quotation of its rate. If at least two such quotations are provided, LIBOR in respect of such Interest Determination Date will be the average of such quotations. If fewer than two quotations are provided, LIBOR in respect of such Interest Determination Date will be the average of the rates quoted as of 11:00 a.m., in the applicable Principal Financial Center (as defined below) on such Interest Determination Date by three major banks in such Principal Financial Center selected by the Calculation Agent (after consultation with the Company) for loans in the Designated LIBOR Currency to leading banks having the Index Maturity specified on the face hereof commencing on the second London Banking Day immediately following such Interest Determination Date and in a principal amount that is representative for a single transaction in such Designated LIBOR Currency in such market at such time; provided, however, that if the banks selected as aforesaid by the Calculation Agent are not quoting as set forth in this sentence, LIBOR with respect to such Interest Determination Date will be the interest rate then in effect on the Interest Determination Date.

         "Designated LIBOR Currency" means the currency (including composite currency units), if any, designated on the face hereof as the currency for which LIBOR will be calculated. If no such currency is designated, the Designated LIBOR Currency shall be U.S. dollars.

         "Designated LIBOR Page" means either (a) if "LIBOR Reuters" is designated on the face hereof, the display on the Reuters Monitor Money Rates Service on the page designated on the face hereof (or such other page as may replace such designated page on that service for the purpose of displaying London interbank offered rates of major banks for the related Designated LIBOR Currency) for the purpose of displaying the London interbank rates of major banks for the applicable Designated LIBOR Currency, or (b) if "LIBOR Telerate" is designated on the face hereof, the display on the Dow Jones Telerate Service on the page designated on the face hereof (or such other page as may replace such designated page on that service or such other service or services as may be nominated by the British Bankers Association for the purpose of displaying London interbank offered rates for the related Designated LIBOR Currency) for the purpose of displaying the London interbank rates of major banks for the applicable Designated LIBOR Currency.

         "Principal Financial Center" means the capital city of the country that issues as its legal tender the Designated LIBOR Currency of such Note, except that with respect to U.S. dollars and European Currency Units (as defined and revised from time to time by the Council of the European Communities), the Principal Financial Center shall be New York, New York and Brussels, respectively.

         Determination of Treasury Rate.

         If the Base Rate specified on the face hereof is Treasury Rate, the interest rate for any Interest Determination Date shall equal the rate applicable to the most recent auction of direct obligations of the United States ("Treasury Bills") having the Index Maturity specified on the face hereof, on the display of Bridge Telerate, Inc. (or any successor service) on page 56 or 57 under the heading "AVGE INVEST YIELD" or, if not so published by 3:00 p.m., New York City time, on the Calculation Date pertaining to such Interest Determination Date, the auction average rate (expressed as a bond equivalent, on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) for such auction as otherwise announced by the United States Department of the Treasury. In the event that the results of the auction of Treasury Bills having the Index Maturity specified on the face hereof are not reported by 3:00 p.m., New York City time, on such Calculation Date, or if no such auction is held in a particular week, then the Treasury Rate shall be calculated by the Calculation Agent and shall be a yield to maturity (expressed as a bond equivalent, on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) of the average of the secondary market bid rates, as of approximately 3:30 p.m., New York City time, on such Interest Determination Date, of three leading primary United States government securities dealers selected by the Calculation Agent (after consultation with the Company) for the issue of Treasury Bills with a remaining maturity closest to the Index Maturity specified on the face hereof; provided, however, that if the dealers selected as aforesaid by the Calculation Agent are not quoting bid rates as mentioned in this sentence, the interest rate for such Interest Determination Date shall equal the interest rate then in effect on such Interest Determination Date. In determining the Treasury Rate, the rate determined in any of the above cases shall be adjusted by the addition or subtraction of the Spread, if any, specified on the face hereof, or by multiplication by the Spread Multiplier, if any, specified on the face hereof.

         The Company will calculate, or will appoint and enter into an agreement with an agent to calculate (the Company or such agent being the "Calculation Agent"), the interest rates on Floating Rate Notes (including this Note). Initially, First Union National Bank shall be the Calculation Agent. The Calculation Agent shall calculate the interest rate hereon in accordance with the foregoing and will confirm in writing such calculation to the Trustee and any Paying Agent promptly after each such determination. Neither the Trustee nor any Paying Agent shall be responsible for any such calculation. At the request of the Holder hereof, the Calculation Agent will provide the interest rate then in effect and, if determined, the interest rate that will become effective on the next Interest Reset Date. All determinations of interest rates by the Calculation Agent, in the absence of manifest error, shall be conclusive for all purposes and binding on the Holder hereof. The Calculation Date pertaining to an Interest Determination Date shall be the tenth calendar day after such Interest Determination Date, or if not a Business Day, the next succeeding Business Day.

3. The authorized denominations of Notes will be $1,000 and any larger amount that is an integral multiple of $1,000.

4. Each Note will be issued initially either in global form or as a certificated Note. While this Note is issued in global form, beneficial owners hereof may not exchange this Note for certificated Notes, except as otherwise provided in the Indenture. Except as provided in and subject to the Indenture, The Depository Trust Company, New York, New York (the "Depository") shall be the Depository with respect to the Notes, while issued in global form.

5. Payments of interest (other than interest payable at Maturity) will be made by check mailed to the address of the Person entitled thereto as such address shall appear on the Security Register on the applicable Record Date. The principal hereof and any premium and interest hereon payable at Maturity or upon earlier redemption or repayment will be paid in immediately available funds upon surrender of this Note at the corporate trust office or agency of the Trustee located in Charlotte, North Carolina.

6. If so specified on the face hereof, this Note may be redeemed at the option of the Company prior to the Maturity Date, upon not less than 30 nor more than 60 days' prior notice given as provided in the Indenture, at the redemption price described on the face hereof; provided, that interest installments whose Stated Maturity is on or prior to the relevant redemption date will be payable to the holder of this Note, or one or more Predecessor Securities, of record at the close of business on the relevant Regular Record Dates referred to on the face hereof, all as provided in the Indenture. If less than all of the Outstanding Notes are to be redeemed, the Company shall select the tenor and terms of the Notes to be redeemed. If less than all the Outstanding Notes of like tenor and terms are to be redeemed, the particular Notes to be redeemed shall be selected by the Trustee not less than 60 days prior to the relevant redemption date from the Outstanding Notes of like tenor and terms not previously called for redemption. Such selection shall be of principal amounts equal to the minimum authorized denominations for such Notes or any integral multiple thereof. Subject to the immediately preceding sentence, such selection shall be made by any method as the Trustee deems fair and appropriate. The notice of such redemption shall specify which Notes are to be redeemed. In the event of redemption of this Note in part only, a new Note or Notes for the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof.

         "Make-Whole Amount" means the excess, if any, of (i) the aggregate present value as of the relevant redemption date of each dollar of principal being redeemed and the amount of interest (exclusive of interest accrued to the relevant redemption date) that would have been payable in respect of such dollar of principal if such redemption had not been made, determined by discounting, on a semi-annual basis, such principal and interest at the Reinvestment Rate (determined on the third Business Day preceding the date notice of such redemption is given) from the respective dates on which such principal and interest would have been payable if such redemption had not been made, over (ii) the aggregate principal amount of the Notes being redeemed.

         "Reinvestment Rate" means .25% (twenty-five one-hundredths of one percent) plus the arithmetic mean of the yields under the respective headings "This Week" and "Last Week" published in the Statistical Release under the caption "Treasury Constant Maturities" for the maturity (rounded to the nearest month) corresponding to the remaining life to maturity, as of the payment date of the principal being redeemed. If no maturity exactly corresponds to such maturity, yields for the two published maturities most closely corresponding to such maturity shall be calculated pursuant to the immediately preceding sentence and the Reinvestment Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding in each of such relevant periods to the nearest month. For purposes of calculating the Reinvestment Rate, the most recent Statistical Release published prior to the date of determination of the Make-Whole Amount shall be used.

         "Statistical Release" means the statistical release designated "H.15(519)" or any successor publication which is published weekly by the Federal Reserve System and which establishes yields on actively traded United States government securities adjusted to constant maturities or, if such statistical release is not published at the time of any determination, then such other reasonably comparable index which shall be designated by the Company.

7. The Company may, at any time, purchase Notes at any price in the open market or otherwise. Notes so purchased by the Company may, at its discretion, be held, resold or surrendered to the Trustee for cancellation.

8.       This Note will not be subject to any sinking fund.

9. As provided in the Indenture, and subject to certain limitations herein and therein set forth, this Note is exchangeable for a like aggregate principal amount of different authorized denominations as requested by the Holder.

10. As provided in the Indenture and subject to certain limitations herein and therein set forth, the transfer of this Note is registerable on the Security Register of the Company upon surrender of this Note for registration of transfer at the office or agency of the Company in the City of Charlotte, North Carolina, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company, the Security Registrar and the Trustee duly executed by the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of this series, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

         No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or governmental charge payable in connection therewith.

11. Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

12. If an Event of Default with respect to the Notes of this series shall have occurred and be continuing, the principal of all the Notes of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

13. In case this Note shall at any time become mutilated, destroyed, stolen or lost and this Note or evidence of the loss, theft or destruction hereof (together with such indemnity and such other documents or proof as may be required by the Company or the Trustee) shall be delivered to the principal corporate trust office of the Trustee, a new Registered Security of like tenor and principal amount will be issued by the Company in exchange for, or in lieu of, this Note. All expenses and reasonable charges associated with procuring such indemnity and with the preparation, authentication and delivery of a new Note shall be borne by the Holder of this Note.

14. The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holder of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Securities of any series at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of a majority in aggregate principal amount of the Securities of any series at the time Outstanding on behalf of the Holders of all the Securities of such series to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon the Note.

         Holders of Securities may not enforce their rights pursuant to the Indenture or the Securities except as provided in the Indenture. No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Note at the times, places and rate, and in the coin or currency herein prescribed.

15. No recourse shall be had for the payment of the principal of (or premium, if any) or interest on this Note, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture or an indenture supplemental thereto, against any incorporator, stockholder, officer or director, as such, past, present or future of the Company or of any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

16. All terms used in this Note not otherwise defined in this Note that are defined in the Indenture shall have the meanings assigned to them in the Indenture.

17. This Note shall be deemed to be a contract made and to be performed solely in the State of New York, and for all purposes be governed by, and construed in accordance with, the laws of said State without regard to the conflicts of law rules of said State.

                        ---------------------------------

                                  ABBREVIATIONS

         The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM       --  as tenants in common

TEN ENT       --  as tenants by the entireties

JT TEN        --  as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT -- ..................................................
         .........                              Custodian
         .........         (Cust.)                         (Minor)

         .........              Under Uniform Gifts to Minors Act

                    ---------------------------------------------------
         _________                                 (State)

                                Additional abbreviations also may be used though
not in the above list.

                     --------------------------------------

         FOR VALUE RECEIVED, the Undersigned hereby sell(s), assign(s) and transfer(s) unto

Please insert Social Security or Other
    Identifying Number of Assignee








     (Please print or type name and address including Zip Code of Assignee)



     the within Note and all rights thereunder, irrevocably constituting and appointing such person attorney
------------------------------------------------------------------

     to transfer Note on the books of the Bank, with full power of substitution in the premises.


     Dated:
-------------------------------------------------------------------------------
NOTICE: The signature to this assignment must correspond with the names as written upon the face of the within Note in every particular without alteration or enlargement or any change whatsoever.